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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ascential Software Corporation

     We consent to incorporation by reference in the Registration Statement on Form S-8 of Ascential Software Corporation of our report dated February 5, 2003, except as to note 16, which is as of March 17, 2003, with respect to the consolidated balance sheets of Mercator Software, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Mercator Software, Inc. and is incorporated by reference in the Form 8-K/A of Ascential Software Corporation dated September 12, 2003. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," in the year ended December 31, 2002.

/s/ KPMG LLP

New York, New York
December 5, 2003